Draft of January 20, 1997



                                   GUARANTY AGREEMENT



                              Dated as of January 20, 1997


                                          of


                                 STORAGE TRUST REALTY



                                          Re:

                       $44,000,000 7.47% Series A Senior Notes
                                 due January 15, 2004
                       $56,000,000 7.66% Series B Senior Notes
                                 due January 15, 2007



                                          of



                             STORAGE TRUST PROPERTIES, L.P.

                               TABLE OF CONTENTS

Section         Heading                                                Page


Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Recitals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

SECTION 1.      GUARANTY                                                1

SECTION 2.      PAYMENT UPON CERTAIN EVENTS                             1

SECTION 3.      GENERAL PROVISIONS RELATING TO THE GUARANTY             2

SECTION 4.      WAIVERS; OBLIGATION UNCONDITIONAL                       2

SECTION 5.      NEGATIVE COVENANTS                                      4

   Section 5.1.  Consolidated Adjusted Tangible Net
                 Worth                                                  4
   Section 5.2.  Incurrence of Debt                                     4
   Section 5.3.  Interest Charges Coverage Ratio                        5
   Section 5.4.  Unencumbered Asset Coverage                            5
   Section 5.5.  Liens                                                  5
   Section 5.6.  Merger, Consolidation, etc                             6
   Section 5.7.  Sales of Assets                                        6
   Section 5.8.  Line of Business                                       7
   Section 5.9.  Transactions with Affiliates                           7
   Section 5.10.Restricted Investments                                  7
   Section 5.11.Defined Terms                                           7

SECTION 6.      COLLECTION EXPENSES                                    17

SECTION 7.      NO SUBROGATION UNTIL PAYMENT IN FULL                   17

SECTION 8.      INTERPRETATION                                         17

SECTION 9.      SUCCESSORS AND ASSIGNS                                 18

SECTION 10.     NOTICES                                                18

SECTION 11.     COUNTERPARTS                                           18


SECTION 12.     SEVERABILITY                                           18

SECTION 13.     GOVERNING LAW                                          18

SECTION 14.     NO RECOURSE TO SHAREHOLDERS ETC                        18


Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19


                                   GUARANTY AGREEMENT


                 GUARANTY AGREEMENT (this Guaranty ) dated as of January 20, 1997 by STORAGE TRUST REALTY, a Maryland real estate investment trust (the Trust ).


          RECITALS:

                A. Storage Trust Properties, L.P., a Delaware limited partnership (the Operating Partnership ) and the Trust have concurrently herewith entered into those certain Note Purchase Agreements each dated as of January 20, 1997 (the Note Purchase
          Agreements ) with the Purchasers named on Schedule A thereto (the
           Purchasers ) providing for the sale by the Operating Partnership of  (i)  its  $44,000,000  aggregate  principal  amount  of 7.47%
          Series A Senior Notes due January 15, 2004 (the Series A Notes ) and (ii) its $56,000,000 aggregate principal amount of 7.66% Series B Senior Notes due January 15, 2007 (the Series B Notes and, together with the Series A Notes, the Notes ).

                B. The Trust is desirous that the Purchasers enter into the Note Purchase Agreements and by doing so the Purchasers will be conferring financial and other benefits on the Trust. As an inducement to enter into the Note Purchase Agreements and in consideration therefor the Purchasers have required that the Trust enter into this Guaranty.

                C. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned in the Note Purchase Agreements.

               NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and to induce the Purchasers to enter into the Note Purchase Agreements and to induce every future holder of the Notes to be bound by the terms and entitled to the benefits of the Note Purchase Agreements, it is hereby agreed as follows:

          SECTION 1. GUARANTY.


               The  Trust  hereby unconditionally guarantees to each holder of any Note (collectively the Noteholders and each individually a Noteholder ) (a) the due and punctual payment at maturity, whether at stated maturity, by acceleration, by notice of prepayment or otherwise, of the principal of and premium, if any, and interest on the Notes in accordance with the terms and conditions thereof and of the Note Purchase Agreements, and
          (b) the prompt performance and compliance by the Operating Partnership with each of its other obligations under the Note Purchase Agreements. This is a guaranty of payment and not a guaranty of collection.

          SECTION 2. PAYMENT UPON CERTAIN EVENTS.

               The Trust agrees that, if any of the Events of Default described in Section 11(h) or (i) of the Note Purchase Agreements occurs, the Trust shall pay forthwith to the Noteholders, upon 30 days notice and whether or not there has been any other default under the Note Purchase Agreements or the Notes, the whole amount of the principal of and, to the full extent permitted by applicable law, Make-Whole Amount, if any, on the Notes then outstanding and any unpaid interest thereon, with interest thereon from the date of the occurrence of such event to and including the date of payment, so far as permitted by law, at a rate per annum equal to the greater of (i) 9.47% in case of the Series A Notes or 9.66% in the case of the Series B Notes and
          (ii) 1.0% over the rate of interest publicly announced by The First National Bank of Boston from time to time in Boston, Massachusetts as its base or prime rate.

          SECTION 3. GENERAL PROVISIONS RELATING TO THE GUARANTY.

               Each and every Event of Default under the Note Purchase Agreements shall give rise to a separate claim and cause of action hereunder, and separate claims or suits may be made and brought, as the case may be, hereunder as each such default occurs. The obligations hereunder are independent of the obligations of the Operating Partnership to pay the principal of and premium, if any, and interest on the Notes, and a separate action or actions may be brought and prosecuted against the Trust whether such action is brought and prosecuted against the Operating Partnership or any other guarantor, or whether the
          Operating Partnership is joined in any such action or actions. The obligations of the Trust hereunder shall be reinstated and revived, and the rights of the Noteholders shall continue, with respect to any amount at any time paid on account of the obligations guaranteed hereby, which shall thereafter be required t o be restored or returned by the Noteholders upon the b a nkruptcy, insolvency or reorganization of the Operating Partnership, or otherwise, all as though such amount had not been paid.

          SECTION 4. WAIVERS; OBLIGATION UNCONDITIONAL.

               The Trust assents to all the terms, covenants and conditions of the Notes and the Note Purchase Agreements, and irrevocably waives presentation, demand for payment, or protest, of any of the Notes, notice of acceptance of this guarantee or of the terms and provisions thereof by any Noteholder, any requirement of diligence or promptness on the part of any Noteholder in the enforcement of rights under the provisions hereof, of the Note Purchase Agreements or of the Notes, or any right to require any Noteholder to proceed first against the Operating Partnership. The obligations of the Trust hereunder shall be unconditional i r r espective of the genuineness, validity, regularity or enforceability of the Note Purchase Agreements or of the Notes or of any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor and shall be joint and several with those of the Operating Partnership. The obligations of the Trust hereunder shall not be affected by:

                    (a) the recovery of any judgment against the Operating Partnership, or by the levy of any writ or process of execution under any such judgment, or by any action or proceeding taken by any Noteholder, either under the Notes or under the Note Purchase Agreements for the enforcement thereof, or hereof, or in the exercise of any right or power given or conferred thereby, or hereby, or

                    (b) any delay, failure or omission upon the part of any Noteholder to enforce any of the rights or powers given or conferred hereby or by the Note Purchase Agreements, or by any delay, failure or omission upon the part of any Noteholder to enforce any right of any Noteholder against t h e Operating Partnership, or by any action by any N o t e holder in granting indulgence to the Operating Partnership, or in waiving or acquiescing in any default or event of default upon the part of the Operating Partnership under the Notes or under the Note Purchase Agreements, or

                    (c)  the  consolidation,  amalgamation or merger of the
               Operating Partnership or any of its Subsidiaries with or into any other corporation or corporations or any sale, lease or other disposition of the Operating Partnership or any of its Subsidiaries properties as an entirety or substantially as an entirety to any other corporation, or

                    (d) the acceptance of any additional security or other guaranty, the advance of additional money to the Operating Partnership or any other Person, the renewal or extension of any amounts guaranteed hereby, or the sale, release, substitution or exchange of any security for the amounts guaranteed hereby, or

                    (e) any defense (other than the full and indefeasible performance by the Operating Partnership of its obligations under the Note Purchase Agreements and the Notes) whatsoever that the Operating Partnership or any other Person might have to the payment of any of the amounts or obligations guaranteed hereby or to the performance or observance of any of the provisions of the Note Purchase Agreements or the N o tes, whether through the satisfaction or purported satisfaction by the Operating Partnership or any other Person of its debts due to any cause such as bankruptcy, i n s olvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise, or

                    (f) impossibility or illegality of performance on the part of the Operating Partnership or any other Person of its obligations under the Note Purchase Agreements or the Notes, or

                    (g) any renewal, extension, refunding, amendment or modification of or addition or supplement to or deletion from any of the terms of the Note Purchase Agreements or the Notes, or any other agreement which may be made relating to any such instruments which does not specifically amend or specifically modify the terms of this Guaranty, or

                    (h) any amendment, compromise, release or consent or other action or inaction in respect of any of the terms of the Note Purchase Agreements or the Notes (other than any such amendment, compromise, release or consent or other action which, by its terms, expressly modifies the terms and provisions hereof), or

                    (i) any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, liquidation, or the l i k e of the Operating Partnership or any of its Subsidiaries, or

                    (j) absence of any notice to, or knowledge by, the Trust of the existence or occurrence of any of the matters or events set forth in the foregoing subdivisions (a) through (i), or


                    (k) any other act or delay or failure to act, or any other thing, which may or might in any manner or to any extent vary the risk of the Trust hereunder;

          it being the purpose and intent of the parties hereto that the obligations of the Trust hereunder shall be absolute and unconditional under any and all circumstances, and shall not be discharged except by payment in cash as herein provided, and then only to the extent of such payment or payments.

          SECTION 5. NEGATIVE COVENANTS.

                 The Trust covenants that so long as any of the Notes are outstanding:

            Section 5.1. Consolidated Adjusted Tangible Net Worth. The Trust will not at any time permit Consolidated Adjusted Tangible Net Worth to be less than $175,000,000; provided, however, that the Trust shall be permitted to pay dividends to the extent required by the provisions of subchapter M of the Code to maintain the deductibility from its income of dividends paid by it so long as after giving effect to the payment of such d i v idends, no Default or Event of Default described in paragraph (a), (b), (h) or (i) of Section 11 of the Note Purchase Agreements shall have occurred and be continuing.

            Section 5.2.  Incurrence  of  Debt.    The Trust will not, and
          will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Debt, unless on the date the Trust or such Subsidiary becomes liable with respect to any such Debt and immediately after giving effect thereto and the concurrent retirement of any other Debt,

                    (a)  no Default or Event of Default exists,

                    (b) C o n s olidated Debt does not exceed 45% of Consolidated Adjusted Capitalization, and

                    (c)  i n   the  case  of  Priority  Debt,  Consolidated
               Priority Debt does not exceed 30% of Consolidated Adjusted Capitalization.

          For the purposes of this Section 5.2, any Person becoming a Subsidiary after the date hereof shall be deemed, at the time it b e comes a Subsidiary, to have incurred all of its then outstanding Debt, and any Person extending, renewing or refunding any Debt shall be deemed to have incurred such Debt at the time of such extension, renewal or refunding.


            Section 5.3. Interest Charges Coverage Ratio. The Trust will not permit the Interest Charges Coverage Ratio on any date to be less than 2.00 to 1.00.

            Section 5.4. Unencumbered Asset Coverage. The Trust will at all times keep and maintain Unencumbered Assets at an amount not less than 200% of Unsecured Debt.

            Section 5.5.  Liens.   The Trust will not, and will not permit
          any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Trust or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

                    (a) Liens for taxes, assessments or other governmental charges the payment of which is not at the time required by
               Section 9.4 of the Note Purchase Agreements;

                    (b) s t a tutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due or the payment of which is not at the time required by Sections 9.1 or 9.4 of the Note Purchase Agreements;

                    (c) any attachment or judgment Lien, provided the judgment it secures shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal;

                    (d) Liens on properties securing security deposits of tenants, provided that the aggregate amount of such security deposits secured by such Liens shall not exceed 5% of C o nsolidated Adjusted Capitalization at any time outstanding;

                    (e) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in c o n n ection with worker s compensation, unemployment insurance and other like laws, warehousemen s and attorneys liens and statutory landlords liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                    (f) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Trust a n d its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Trust and its Subsidiaries;

                    (g) Liens existing on the date of this Guaranty and securing the Debt of the Trust and its Subsidiaries referred to in item 2 of Schedule 5.15 of the Note Purchase
               Agreements and refinancing, renewal or extension of such Debt, provided that (i) the principal amount of such Debt is not increased over the principal amount thereof immediately prior to such refinancing, renewal or extension, and
               (ii) such Lien is not extended to other property of the Trust or any Subsidiary;

                    (h)  Liens    securing   Debt   incurred   within   the
               limitations of Section 5.2;

                    (i)  Liens  on  property  or  assets  of  a  Subsidiary
               securing   Debt  owing  to  the  Trust  or  to  any  of  its
               Subsidiaries; and

                    (j) a n y Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Trust or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Trust or any Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person s becoming a Subsidiary or such acquisition of property, and (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property.

            Section 5.6. Merger, Consolidation, etc. The Trust will not consolidate with or merge with any other entity unless (i) the Trust or the Operating Partnership is the surviving or continuing e n tity and (ii) immediately after giving effect to such transaction no Default or Event of Default would exist.

            Section 5.7.  Sales  of  Assets.   (a) The Trust will not, and
          w i ll  not  permit  any  Subsidiary  to,  engage  in  any  Asset
          Disposition unless, (x) after giving effect to such Asset Disposition, no Default or Event of Default shall have occurred and be continuing and (y) such Asset Disposition does not involve any substantial part of the assets of the Trust and its Subsidiaries. An Asset Disposition shall be deemed to involve a substantial part of the assets of the Trust and its Subsidiaries (i) if the book value of the assets subject to such Asset Disposition, when added to the book value of all other assets subject to other Asset Dispositions during the same fiscal year exceeds 15% of Consolidated Total Assets determined as of the end of the immediately preceding fiscal year, or (ii) if the portion of consolidated total revenue for the preceding fiscal y e a r attributable to the assets subject to such Asset Disposition, when added to the portion of consolidated total revenue for the preceding fiscal year attributable to all other assets subject to other Asset Dispositions during the same fiscal year exceeds 15% of consolidated total revenue for the fiscal year immediately preceding such Asset Disposition; provided, however, that in any computation of substantial part there shall be excluded any Asset Disposition, to the extent that the proceeds thereof are applied within 180 days after the receipt of the proceeds of such Asset Disposition to either (i) the voluntary prepayment of the Notes pursuant to Section 8.2 of the Note Purchase Agreements, or (ii) the purchase of other similar assets for use in the business of the Trust and its Subsidiaries.

            Section 5.8. Line of Business. The Trust will not, and will not permit any of its Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Trust and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Trust and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

            Section 5.9.  Transactions  with  Affiliates.   The Trust will
          not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Trust, any Wholly-Owned Subsidiary or Specified Affiliate), except in the ordinary course and pursuant to the reasonable requirements of the Trust s or such Subsidiary s business and upon fair and reasonable terms no less favorable to the Trust or such Subsidiary than would be obtainable in a comparable arm s-length transaction with a Person not an Affiliate.

           Section 5.10. Restricted Investments. The Trust will not, and will not permit any Subsidiary to (i) make any Restricted Investment if, after giving effect thereto, the aggregate amount of Restricted Investments held by the Trust and its Subsidiaries would exceed 10% of Consolidated Total Assets or (ii) make any Unimproved Real Estate Investments if, after giving effect t h e reto, the aggregate amount of Unimproved Real Estate Investments held by the Trust and its Subsidiaries would exceed 10% of Consolidated Total Assets.

           Section 5.11.  Defined  Terms.   As used in this Section 5, the
          following terms have the respective meanings set forth below:

                 Affiliate means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is
          Controlled by, or is under common Control with, such first Person, and (b) any Person (other than a Person reporting, or required to report, beneficial ownership on Schedule 13G) beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Trust or any Subsidiary or any corporation of which the Trust and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, Control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an Affiliate is a reference to an Affiliate of the Trust.

                 Asset Disposition  means and includes (i) a sale, lease or other disposition of assets (other than in the ordinary course of business) by the Trust or any Subsidiary (except by the Trust to a Wholly-Owned Subsidiary or to a Specified Affiliate, and except by a Subsidiary to the Trust, to a Subsidiary in which the Trust holds, directly or indirectly, an equity or voting interest equal to or greater than (in percentage terms) its interest in the transferor Subsidiary, or to a Specified Affiliate), (ii) the issuance or sale by any Subsidiary or Specified Affiliate of any shares of stock of any class (including as stock for the purpose of this definition, any warrants, rights or options to p u r chase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Subsidiary or such Specified Affiliate, as the case may be, to any Person other than the Trust, a Wholly-Owned Subsidiary or a Specified Affiliate (except for the purpose of qualifying directors, except in satisfaction of the validly pre-existing preemptive rights of m i nority shareholders in connection with the simultaneous issuance of stock to the Trust and its Subsidiaries whereby the Trust and its Subsidiaries maintain their same proportionate interest in such Subsidiary and except, in the case of an issuance  or  sale  by  a Specified Affiliate, for an issuance or
          s a l e    subject  to  an  arrangement  assuring  to  the  Trust
          substantially all of the economic interest in, such Specified Affiliate), and (iii) the sale, transfer or other disposition by the Trust of any shares of stock of any Subsidiary or Specified Affiliate (except by the Trust to a Wholly-Owned Subsidiary or a Specified Affiliate or except to qualify directors and except, in the case of a sale, transfer or disposition of any shares of stock of a Specified Affiliate, for the sale, transfer or disposition subject to an arrangement assuring to the Trust substantially all of the economic interest in, such Specified Affiliate) and the sale, transfer or other disposition by any Subsidiary or by any Specified Affiliate of any shares of stock of any other Subsidiary or other Specified Affiliate (except to the Trust, a Subsidiary in which the Trust holds, directly or indirectly, an equity or voting interest equal to or greater than (in percentage terms) its interest in the transferor Subsidiary, or a Specified Affiliate and except, in the case of a sale, transfer or disposition of shares of stock of a Specified Affiliate, for a sale, transfer or disposition subject to an arrangement assuring to the Trust substantially all of the economic interest in, such Specified Affiliate).

                 Capital Lease means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                Capital Lease Obligation means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

                 Code   means the Internal Revenue Code of 1986, as amended
          from time to time, and the rules and regulations promulgated thereunder from time to time.

                 Consolidated Adjusted Capitalization as of any date means t h e sum of Consolidated Adjusted Tangible Net Worth and Consolidated Debt as of such date.

                 Consolidated Adjusted Tangible Net Worth means, at any time,

                    (a) the sum of (i) the par value (or value stated on the books of the Trust) of the capital stock or other equity interests (but excluding treasury stock, capital stock subscribed and unissued and mandatorily redeemable Preferred Stock or corresponding equity interests) of the Trust and its Subsidiaries at such time plus (ii) the amount of the paid-in capital and retained earnings of the Trust and its Subsidiaries at such time, in each case as such amounts would be shown on a consolidated balance sheet of the Trust and its Subsidiaries as of such time prepared in accordance with GAAP, minus


                    (b) to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the stock or other equity interests and surplus of Subsidiaries (other than the Operating Partnership), minus

                    (c) the net book value of all assets, after deducting any reserves applicable thereto, which would be treated as intangible under GAAP, including, without limitation, good will, trademarks, trade names, service marks, brand names, copyrights, patents and unamortized debt discount and expense, organizational expenses and the excess of the equity in any Subsidiary over the cost of the investment in such Subsidiary, plus

                    (d) accumulated depreciation on real estate properties as such amount would be shown on a consolidated balance sheet of the Trust and its Subsidiaries as of such time prepared in accordance with GAAP.

               Consolidated Cash Flow Available for Interest Charges means, in respect of any period, the sum of (a) Consolidated Net Income for such period, (b) the amount of all depreciation of real estate owned and amortization allowances and other non-cash expenses of the Trust and its Subsidiaries but only to the extent deducted in the determination of Consolidated Net Income for such period, (c) Interest Charges but only to the extent deducted in the determination of Consolidated Net Income for such period and
          (d) all provisions for any Federal, state or other income taxes made by the Trust and its Subsidiaries but only to the extent deducted in the determination of Consolidated Net Income for such period.

                 Consolidated Debt means, as of any date of determination, the total of all Debt of the Trust and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits among the Trust and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Trust and its Subsidiaries in accordance with GAAP.

                 Consolidated Net Income means, with reference to any p e riod, the net income (or loss) of the Trust and its Subsidiaries for such period, as determined in accordance with GAAP, after eliminating all offsetting debits and credits among t h e Trust and its Subsidiaries, all earnings or losses attributable to outstanding Minority Interests and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Trust and its Subsidiaries in accordance with GAAP, provided that there shall be excluded:

                    (a) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Trust or a Subsidiary, and the income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner, realized by such other Person prior to the date of acquisition,

                    (b) the income (or loss) of any Person (other than a Subsidiary) in which the Trust or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Trust or such Subsidiary in the form of cash dividends or similar cash distributions,

                    (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary,

                    (d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period,

                    (e)  any  aggregate  net  gain  or  aggregate  net loss
               during such period arising from the sale, conversion, exchange or other disposition of capital assets (such term to include, without limitation, (i) all non-current assets and, without duplication, (ii) the following, whether or not current: all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all Securities),

                    (f) any gains resulting from any write-up of any assets (but not any loss resulting from any write-down of any assets),

                    (g) any net gain from the collection of the proceeds of life insurance policies,

                    (h) any gain arising from the acquisition of any S e c u r ity of the Trust or any Subsidiary, or the extinguishment, under GAAP, of any Debt of the Trust or any Subsidiary,

                    (i) any net income or gain (but not any net loss) during such period from (i) any change in accounting principles in accordance with GAAP, (ii) any prior period a d j ustments resulting from any change in accounting principles in accordance with GAAP, (iii) any extraordinary i t e m s, or (iv) any discontinued operations or the disposition thereof,


                    (j) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary,

                    (k) in the case of a successor to the Trust by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, and

                    (l) any portion of such net income that cannot be freely converted into United States Dollars.

                 Consolidated Priority Debt means, as of any date of determination, the total of all Priority Debt of the Trust and its Subsidiaries outstanding on such date, after eliminating all
          o f f s etting debits and credits among the Trust and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Trust and its Subsidiaries in accordance with GAAP.

                 Consolidated Total Assets means as of any date of determination, consolidated total assets of the Trust and its Subsidiaries, after eliminating all offsetting debits and credits among the Trust and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Trust and its Subsidiaries in accordance with GAAP.

                 Constituent  Companies   means the Trust and the Operating
          Partnership.

                 Debt    with  respect  to  any  Person means, at any time,
          without duplication,

                    (a) i t s liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

                    (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);


                    (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

                    (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                    (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                    (f)  Swaps of such Person; and

                    (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

          Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

                 Default    means  an  event or condition the occurrence or
          existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

                 Event  of  Default    is defined in Section 11 of the Note
          Purchase Agreements.

                Exchange Act means the Securities Exchange Act of 1934, as amended.

                 GAAP means generally accepted accounting principles as in effect from time to time in the United States of America.

                Guaranty means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation)
          o b l igations incurred through an agreement, contingent or otherwise, by such Person:


                    (a) to purchase such indebtedness or obligation or any property constituting security therefor;

                    (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to m a intain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                    (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                    (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

          In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

                 Interest Charges means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits among the Trust and its Subsidiaries and all other items required to be eliminated in t h e course of the preparation of consolidated financial statements of the Trust and its Subsidiaries in accordance with
          GAAP): (a) all interest in respect of Debt of the Trust and its S u bsidiaries (including imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period, and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

                 Interest Charges Coverage Ratio means, at any time, the ratio of (a) Consolidated Cash Flow Available for Interest Charges for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such time to (b) Interest Charges for such period.

                 Investment means any investment, made in cash or by delivery of property, by the Trust or any of its Subsidiaries
          (i) in any Person, whether by acquisition of stock, Debt or other obligation or Security, or by loan, guaranty, advance, capital contribution or otherwise, or (ii) in any property.

                 Lien means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

                 Material    means  material  in  relation to the business,
          operations, affairs, financial condition, assets or properties of the Trust and its Subsidiaries taken as a whole.

                 Memorandum is defined in Section 5.3 of the Note Purchase Agreements.


                 Minority Interest shall mean any shares of stock of any class of, or any partnership, membership or other ownership in, a Subsidiary (other than directors qualifying shares as required by law) that are not owned by the Trust and/or one or more of its Subsidiaries.

                 Person means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                 Preferred Stock means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

                Priority Debt means (i) Debt of either Constituent Company secured by a Lien on any asset of either Constituent Company and
          (ii) all Debt of Subsidiaries (except Debt of the Operating Partnership or Debt of any other Subsidiary owed to either Constituent Company or a Wholly-owned Subsidiary).

               The term property or properties means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

                 Restricted  Investments   means all Investments except the
          following:

                    (a) Investments in property to be used in the ordinary course of business of the Trust, its Subsidiaries and Specified Affiliates;

                    (b) Investments in current assets arising in the ordinary course of business of the Trust, its Subsidiaries and Specified Affiliates;


                    (c) Investments directly in real property in the ordinary course of business of the Trust, its Subsidiaries and Specified Affiliates;

                    (d) Investments in entities owning real properties provided that (i) income from such Investments in any such entity shall be qualified dividends under the 75% gross income test under Section 856(c)(3) of the Code or (ii) at least 75% of income from such Investments in any such entity shall be rents from real property under applicable provisions of the Code;

                    (e) I n v e stments in (i) one or more Specified Affiliates or any Person that concurrently with such Investment becomes a Specified Affiliate or (ii) one or more Subsidiaries or any Person that concurrently with such Investment becomes a Subsidiary, provided that each such corporate Subsidiary is a qualified REIT subsidiary of the Trust within the meaning of section 856(i) of the Code or any successor provision;

                    (f)  Investments    in   United   States   Governmental
               Securities, provided that such obligations mature within 365 days from the date of acquisition thereof;

                    (g) Investments in certificates of deposit or banker s acceptances issued by an Acceptable Bank, provided that such obligations mature within 365 days from the date of acquisition thereof;

                    (h) Investments in commercial paper in each case rated A-1 or better by S&P or P-1 or better by Moody s or an equivalent rating by any other credit rating agency of recognized national standing, and maturing not more than 270 days from the date of creation thereof;

                    (i)  Investments in Repurchase Agreements;

                    (j) Investments in tax-exempt obligations of any state of the United States of America, or any municipality of any such  state with short term ratings in each case of at least
                 A-1   or better by S&P or  P-1  or better by Moody s or an
               equivalent  rating  by  any  other  credit  rating agency of recognized national standing, provided that such obligations mature within 365 days from the date of acquisition thereof; and

                    (k)  Unimproved Real Estate Investments.

          For purposes of this Agreement an Investment shall be valued at the greater of (i) cost and (ii) the value at which such Investment is to be shown on the books of the Trust and its Subsidiaries in accordance with GAAP.


               As used in this definition of  Restricted Investments

                      Acceptable  Bank    means  any  bank or trust company
               (i) which is organized under the laws of the United States of America or any State thereof, (ii) which has capital, s u r p lus and undivided profits aggregating at least $500,000,000, and (iii) whose short-term unsecured debt obligations (or the short-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of A-1 or better by S&P or P-1 or better by Moody s.

                      Acceptable Broker-Dealer  means any Person other than
               a natural person (i) which is registered as a broker or dealer pursuant to the Exchange Act and (ii) whose short-term unsecured debt obligations shall have been given a rating of A-1 or better by S&P or P-1 or better by Moody s.

                     Moody s  means Moody s Investors Service, Inc.

                     Repurchase Agreement  means any written agreement

                         (a) that provides for (i) the transfer of one or more United States Governmental Securities in an aggregate principal amount at least equal to the amount of the Transfer Price (defined below) to the Trust or any of its Subsidiaries from an Acceptable Bank or an Acceptable Broker-Dealer against a transfer of funds (the Transfer Price ) by the Trust or such Subsidiary to such Acceptable Bank or Acceptable Broker-Dealer, and (ii) a simultaneous agreement by the Trust or such Subsidiary, in connection with such transfer of funds, to transfer to such Acceptable Bank or Acceptable Broker-Dealer the same or substantially similar United States Governmental Securities for a price not less than the Transfer Price plus a reasonable return thereon at a date certain not later than 365 days after such transfer of funds,

                         (b) in respect of which the Trust or such Subsidiary shall have the right, whether by contract or pursuant to applicable law, to liquidate such agreement upon the occurrence of any default thereunder, and

                         (c) in connection with which the Trust or such Subsidiary, or an agent thereof, shall have taken all action required by applicable law or regulations to perfect a Lien in such United States Governmental Securities.

                     S&P  means Standard & Poor s Ratings Group, a division
               of McGraw Hill, Inc.

                      United States Governmental Security  means any direct
               obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

                 Securities  Act    means  the  Securities  Act of 1933, as
          amended from time to time.


                 Security has the meaning set forth in Section 2(l) of the Securities Act.

                 Series    is  defined  in  Section  1 of the Note Purchase
          Agreements.

                 Specified Affiliate means any corporation, association or other business entity formed for the purpose of earning income not qualified as rents from real property under applicable provisions of the Code, in which the Trust owns, directly or indirectly, substantially all of the economic interest but less than 10% of the voting interests, and the charter or other organizational documents of which contain provisions providing the Trust, directly or indirectly, with substantially the same r i g h t s as, or greater rights than, those provided by A r t i c l e Fourth, Section (C)(4) of the Certificate of Incorporation of Storage Realty Management Co., as filed with the Secretary of State of Delaware on October 21, 1994.

                 Subsidiary means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable i t or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). In the case of the Trust, each Specified Affiliate shall be deemed to be a Subsidiary of the Trust for all purposes of this Guaranty and the Note Purchase Agreements. Unless the context otherwise clearly requires, any reference to a Subsidiary is a reference to a Subsidiary of the Trust.

                  Swaps means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

                 Unencumbered Assets means at any time the book value of all real estate properties of the Trust and its Subsidiaries, prior to the deduction of accumulated depreciation thereon, which a r e f ree of all Liens other than Liens permitted by paragraphs (a), (b), (c), (d), (e), (f) or (i) of Section 5.5.

                 Unimproved  Real  Estate Investments  means Investments in
          unimproved   real  property  and  mortgages  on  unimproved  real
          property.

                 Unsecured Debt means at any time the aggregate unpaid principal amount of all Debt of the Trust and its Subsidiaries other than (i) Debt of a Subsidiary owing to the Trust, to the Operating Partnership or to a Wholly-Owned Subsidiary and
          (ii) Debt of the Trust or a Subsidiary secured by a Lien on one or more parcels of their real property.

                Wholly-Owned Subsidiary means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors qualifying shares) and voting interests of which are owned by any one or more of the Trust and the Trust s other Wholly-Owned Subsidiaries at such time.

          SECTION 6. COLLECTION EXPENSES.

               In the event that the Trust shall be required to make any payment to any Noteholder pursuant to this Guaranty, it shall, in addition to such payment, pay to such Noteholder such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including reasonable compensation for legal fees actually incurred of one counsel for the Noteholders collectively, and any expenses or liabilities incurred by any Noteholder hereunder. The covenants contained in this Guaranty may be enforced by any Noteholder.

          SECTION 7. NO SUBROGATION UNTIL PAYMENT IN FULL.


               No payment by the Trust pursuant to the provisions hereof to any Noteholder shall entitle the Trust, by subrogation to the rights of the holders of the Notes in respect of which such payment is made or otherwise, to any payment by the Operating Partnership or out of the property of the Operating Partnership, except after payment in full of the entire principal of, premium, if any, and interest on the Notes and any other amounts due under the Note Purchase Agreements, or provision for such payment satisfactory to the holders of the Notes.

          SECTION 8. INTERPRETATION.

               The Trust acknowledges and agrees that the obligations and agreements contained herein are in addition to, and not in limitation of, any limitations or restrictions to which the Trust may be subject under the Note Purchase Agreements.

          SECTION 9. SUCCESSORS AND ASSIGNS.

               All covenants and agreements contained in this Guaranty by or on behalf of the Trust shall be binding upon the Trust and its successors and assigns and shall inure to the benefit of the Purchasers and each and every Noteholder.

          SECTION 10.     NOTICES.

               All notices, requests, demands, waivers or other communications required or contemplated hereby shall be given or made in the manner provided in Section 18 of the Note Purchase Agreements at the Trust s address: Storage Trust Realty, 2407 Rangeline Street, Columbia, Missouri 65202, Attention: Chief Financial Officer.

          SECTION 11.     COUNTERPARTS.

               This Guaranty may be executed simultaneously in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          SECTION 12.     SEVERABILITY.


               In case any one or more of the provisions contained in this Guaranty shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Guaranty shall not in any way be affected or impaired thereby.

          SECTION 13.     GOVERNING LAW.

               This Guaranty and all rights arising hereunder shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

          SECTION 14.     NO RECOURSE TO SHAREHOLDERS ETC.

               No obligation or liability whatsoever of the Trust (whether as guarantor or as general partner of the Operating Partnership) on account of or arising under the Notes, the Note Purchase Agreements or this Guaranty Agreement or any other document executed by the Trust or the Operating Partnership in connection herewith or therewith shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the private property of any of the Trust s shareholders, trustees, officers or employees, regardless of whether such obligation or liability of the Trust is in the nature of contract, tort or otherwise. Nothing herein shall diminish or impair the rights of the Purchasers or the holders from time to time of the Notes to pursue any remedy against the Trust or any assets of the Trust.

             IN WITNESS WHEREOF, the Trust has caused this Guaranty to be duly executed as of the day and year first above written.
                              STORAGE TRUST REALTY
                                        By
                                          Its